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EXHIBIT 10.21

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.


                      NON-STATUTORY STOCK OPTION AGREEMENT
                           MATERIAL TECHNOLOGIES, INC.
                           ---------------------------

     This Non-Statutory Stock Option Agreement is hereby entered into as of the 15th day of October, 2002, by and between Material Technologies, Inc., a Delaware corporation, (the "Corporation") and Peter Jegou, the optionee ("Optionee") that is hereby being granted the right to acquire the Corporation's common stock in accordance with the terms stated below (the "Agreement").

     WHEREAS, the Optionee has entered into a consulting agreement with the Corporation;

     WHEREAS, the Corporation's Board of Directors (the "Board") determined that the Corporation's interests will be advanced by providing an incentive to the Optionee to acquire a proprietary interest in the Corporation and, as a stockholder, to share in its success, with added incentive to work effectively for and in the Corporation's interest.

     NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the parties hereby agree as follows:

1. OPTION GRANT - The Corporation hereby grants to the Opionee, the right and option (the "Option") to purchase shares of authorized but unissued shares of common stoc, par value $.001 per share of the Corporation ("Option Shares") as follows: 1,200,000 options at a price of $.03, 1,200,000 options at a price of $.04, 1,200,000 options at a price of $.06, 1,200,000 options at a price of $.08, and 1,200,000 options at a price of $.10 pursuant to the Material Technologies, Inc.2002 Stock Issuance / Stock Option Plan registered under Form S-8 filed on February 6, 2002 and pursuant to IRC Regulation 83(c)(1).


2. WHEN EXERCISABLE - The Option may be exercised beginning on October 15, 2002 (the "Option Date") through October 15, 2003, after which date the Option shall expire ("Expiration Date"). The Option shall be exercisable only as follows:

     a. To the extent the Option is not exercised by the Expiration Date, it shall be no longer valid or exercisable.


          (i) The Option granted under this Agreement, to the extent that it has not been exercised, shall terminate at the following times: In the event of Optionee's death, the Option shall terminate six (6) months after the date of death. If Optionee's affiliation with the Corporation ends because Optionee becomes disabled, the Option shall terminate six (6) months after the date on which Optionee's affiliation ends. If Optionee voluntarily resigns from his position, the Option shall terminate one (1) month after the date of resignation. If Optionee's affiliation with the Corporation is terminated by the Corporation for reasons other than cause, the Option shall terminate one (1) month after the date of said termination. If Optionee's affiliation with the Corporation is terminated by the Corporation for cause, the Option shall terminate one (1) month after the date of said termination.

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

3. CHANGES IN THE CORPORATION'S CAPITAL STRUCTURE - The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation or any issuance of common stock, subscription rights, bonds, debentures, preferred stock ahead of or affecting the rights of the common stock, or the dissolu-tion or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding. If, however, the outstanding shares of the Corpo-ration's common stock shall at any time be changed or exchanged by declaring a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to this Option and the Option price shall be appropriately and equitably adjusted to maintain the proportionate number of shares without changing the aggregate option price.

4. HOW THE OPTION IS EXERCISABLE - The Optionee shall exercise the Option by delivering written notice to the Corporation on a form substantially similar to "Exhibit A" to this Agreement, specifying the number of shares to be purchased and accompanied by a check in full payment of the option price for the Option Shares. Until the Optionee properly exercises this Option and deliveries the Option Price, Optionee shall have no rights in the Option Shares.
5. OPTION TRANSFER - Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

6. NOTICE OF DISPOSITION OF OPTION SHARES - Optionee agrees that if, within one year of acquiring Option Shares by exercising this Option, the Optionee disposes of any Option Shares including by sale, exchange, gift, or transfer of beneficial ownership, the Optionee shall provide the Corporation with no less than ten (10) days advanced written notice of the disposition, transfer or sale of the Option Shares.

7. GOVERNING LAW - This Agreement shall be construed and its performance enforced in accordance with the laws of the State of California, excluding its choice of law provisions.

8. DISPUTE RESOLUTION - The parties first agree to submit any disputes arising under or in relation to this Agreement to mediation with a mediator approved by the parties to the dispute. If the parties resolve their disputes through mediation, they shall share the fees of the mediator evenly but pay their own at-torneys' fees and other expenses related to mediation. If mediation fails to resolve all disputes within thirty (30) days after submission to the mediator, then either party may thereafter submit their dispute to compulsory arbitration to the American Arbitration Association ("AAA") under its Commercial Rules of Arbitration. The parties agree that mediation is a pre-condition to submitting a claim for arbitration in accordance with this section. Any and all arbitration hearings or proceedings initiated by either party to this Agreement shall take place in the City of Los Angeles, California, and the prevailing party in any such arbitration proceeding relating to the transactions contemplated by this Agreement shall be entitled to recover all of their costs and expenses of the arbitration, including reasonable attorneys' fees and the attorneys fees and expenses incurred in connection with mediation that failed to resolve the dispute.

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

9. LEGALITY OF INITIAL ISSUANCE. No Option Shares shall be issued upon the exercise of this Option unless and until the Corporation has determined that all applicable provisions of state and federal securities laws have been satisfied. In the event that the Option Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Corporation, concurrently with the exercise of all or any portion of this Option, deliver to the Corporation his or her "investment representation statement" in a form satisfactory to the Corporation.

10. SEVERABILITY - If a court of competent jurisdiction or arbitrator finds that one or more provisions of this Agreement is or are illegal or unenforceable, the remaining provisions of this Agreement shall re-main in full force and effect as if such provision or provisions never existed.

11. WAIVER - No party's right to require performance of another party's obligations under this Agreement shall be affected by any previous delay in enforcing such right, express waiver of prior similar right to require performance, or course of dealing. Any and all amendments to this Agreement shall be in writing and signed by the party against whom a right or obligation is sought to be enforced.

12. HEADINGS. Headings contained herein are for convenience only and shall not be deemed a part of this Agreement for any purpose.

13. INTEGRATION CLAUSE. This Agreement constitutes the entire understanding between the Corporation and the Optionee and supersedes all prior proposals and agreements, oral or written, and all prior or contemporaneous communications between the parties relating to the subject of this Agreement.

14. NOTICES. Notices under this Agreement shall be sufficient only if sent (a) by overnight courier, or (b) by facsimile or other electronic means and by U. S. Mail, or (c) personally delivered to the party entitled to receive such notice. Notices shall be addressed as follows:

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

To  Material  Technologies,  Inc.:     To  Peter  Jegou:

Mr.  Robert  M.  Bernstein             75  Lincoln  Highway
Material  Technologies,  Inc.          Iselin,  NJ  08830
Suite  707
11661  San  Vicente  Boulevard
Los  Angeles,  CA  90049

Fax:  310/  473-3177                   Tel.: (732)  906-9060
Telephone:  310/208-5589               Fax:  (732)  906-5676

Any party may change the above address by giving written notice of the new address as set forth above.

15.  MISCELLANEOUS  PROVISIONS.

     15.1 WITHHOLDING TAXES. In the event that the Corporation determines that it is required to withhold federal, state, or local tax as a result of the exercise of this Option, Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy all withholding requirements.

     15.2 NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall be construed as giving Optionee the right to be retained as an employee or non-employed consultant of the Corporation or be construed as any offer of employment or any right thereto.

     15.3 TAX ELECTION. Under Section 83 of the Internal Revenue Code of 1986 (the "Code"), as a general rule the excess, if any, of the fair market value of the Option Shares on the date the risk of forfeiture lapses ("Vesting"), over the amount paid for the Option Shares, is taxed as ordinary income to the optionee. Optionee acknowledges that to the extent the Option Shares have not Vested, Optionee may elect to be taxed at the time the Option Shares are purchased rather than when the Option Shares Vest by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days of the date of purchase of the Option Shares. Assuming the Option price is equal to the fair market value of the Shares at the time of purchase, if the Option Shares have not Vested, the election may be desirable in order to avoid potential future adverse tax consequences. Optionee acknowledges that Optionee's failure to make this filing in a timely manner may result in Optionee's recognition of ordinary income as the Option Shares become Vested, in an amount equal to the excess of the fair market value of the Shares on the date of Vesting over the Option price. OPTIONEE ACKNOWLEDGES THAT IT IS THEIR SOLE AND EXCLUSIVE RESPONSIBILITY TO FILE IN A TIMELY MANNER ANY ELECTION UNDER SECTION 83(b), AND THAT THE CORPORATION SHALL BEAR NO RESPONSIBILITY WHATSOEVER FOR THAT FILING. Optionee shall promptly deliver to the Corporation a copy of any tax election relating to the treatment of the Option Shares under the Code.

16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

     IN WITNESS WHEREOF, the parties execute this Agreement as of the first date written above.


Date:  October  ___,  2002                  MATERIAL TECHNOLOGIES, INC.


                                      By: /s/  Robert M. Bernstein
                                         __________________________________
                                            Robert M. Bernstein, President

 Date:  October  ___,  2002                /s/   Peter Jegou
                                         __________________________________
                                                   Peter Jegou



Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

                                    EXHIBIT A
                                    ---------

                           MATERIAL TECHNOLOGIES, INC.
                         NOTICE OF STOCK OPTION EXERCISE
                         -------------------------------


OPTIONEE  INFORMATION:

Name:    ____________________________  Social Security No. _______- ____- ______

Address: _______________________________________________________________________

OPTION  INFORMATION:

Date  of  Grant:  ___________________________   Type  of  Option:  Non-qualified

Exercise  Price  per  share:  $_________

Total number of shares of the Common Stock of Material Technologies, Inc. (the "Corporation") covered by Option: _______ Shares.

EXERCISE  INFORMATION:

The undersigned, Optionee, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase hereunder ________ shares of Common Stock of the Corporation, and herewith tenders payment of $___________ in full payment of the exercise price for such shares, and requests that the certificate for such shares purchased hereunder be issued
[you  must  check  one]:

     [    ]  in  my  name  only;  or
     [    ]  in  the  names  of  my  spouse and myself as community property; or
     [    ]  in  the names of my spouse  and  myself as joint  tenants  with the right  of survivorship.

---------------------------------             ----------------------------------
Optionee's  Name                               My  spouse's name (if applicable)

---------------------------------
Address

---------------------------------
City,  State  and  Zip

Dated:  __________________________
           Signature  of  Optionee

Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

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Non-Qualified  Option  Agreement
Material  Technologies,  Inc.

                                        7


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